Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 21, 2025 (the “Closing Date”), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 6, 2025, as amended on April 20, 2025 (the “Merger Agreement”), by and among Alumis Inc. (the “Company” or “Alumis”), Arrow Merger Sub, Inc., a direct wholly owned subsidiary of the Company (“Merger Sub”), and ACELYRIN, Inc. (“ACELYRIN”), the Company completed the merger of Merger Sub with and into ACELYRIN, with ACELYRIN as the surviving entity and continuing as a direct, wholly owned subsidiary of Alumis (the “Merger”). The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Alumis and ACELYRIN, adjusted to give effect to the Merger. The Merger is anticipated to qualify as a tax-free reorganization for U.S. federal income tax purposes.

As consideration for net assets acquired, subject to the terms and conditions of the Merger Agreement, and at the Closing Date, Alumis (i) issued 48,653,549 shares of its common stock in exchange for ACELYRIN issued and outstanding common stock shares and paid cash for fractional shares, (ii) assumed ACELYRIN stock options with an exercise price of $18.00 or less outstanding and unexercised immediately prior to the Closing Date, which assumed stock options are exercisable into 4,712,186 shares of Alumis’ common stock, (iii) assumed ACELYRIN restricted stock unit (“RSU”) awards outstanding and unvested immediately prior to the Closing Date, which were converted into 1,323,905 Alumis’ RSU awards, and (iv) assumed ACELYRIN performance RSUs outstanding and unvested immediately prior to the Closing Date, which were converted into 146,963 Alumis RSU awards subject only to a service vesting condition.

Outstanding shares, stock options, RSUs and performance RSUs were exchanged at the exchange ratio of 0.4814 shares of Alumis common stock for each share of ACELYRIN common stock (the “Exchange Ratio”). ACELYRIN’s outstanding and unexercised stock options with exercise prices more than $18.00 were cancelled. Exercise prices for the assumed stock options were determined as the product of the original exercise prices multiplied by the reciprocal of the Exchange Ratio. Converted ACELYRIN stock options and RSUs will continue to vest in accordance with their original terms. Performance RSUs were deemed to have 100% satisfied their performance conditions and will vest in two equal installments on May 15 of calendar years 2026 and 2027, subject to the holder of the converted performance RSUs remaining in service with Alumis or any of its subsidiaries on such date.

The following unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations give effect to the Merger assuming that it closed on March 31, 2025 and January 1, 2024, the first day of the earliest period presented, respectively, and are based upon and derived from:

●	the historical audited consolidated financial statements of Alumis for the year ended December 31, 2024 contained in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2025;
●	the historical unaudited condensed consolidated financial statements of Alumis as of and for the three months ended March 31, 2025 contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;
●	the historical audited consolidated financial statements of ACELYRIN for the year ended December 31, 2024 contained in Exhibit 99.1 to this Current Report on Form 8-K/A to which this unaudited pro forma condensed combined financial information is attached as Exhibit 99.3 (this “Report”);
●	the historical unaudited condensed consolidated financial statements of ACELYRIN as of and for the three months ended March 31, 2025 contained in Exhibit 99.2 to this Report.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, as described in the accompanying notes to the unaudited pro forma condensed combined financial information, which Alumis believes are reasonable under the circumstances. Actual results and valuations may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared in accordance with the regulations of the SEC and is not necessarily indicative of the financial position or results of operations to be expected in future periods or the results that actually would have been realized had Alumis and ACELYRIN been a combined company during the specified periods. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Merger or any integration costs. The unaudited pro forma condensed combined financial information also does not include any future integration costs.

The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial information as well as the historical consolidated financial statements and accompanying notes of Alumis, and the historical consolidated financial statements and accompanying notes of ACELYRIN.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2025

(in thousands)

	Historical Alumis	Historical ACELYRIN	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Other Adjustments	Notes	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$128,543	$58,271	$—		$(24,724)	B	$(7,860)	E	$149,686
	—	—	—		—		(4,544)	F	—
Marketable securities	80,206	352,321	—		—		—		432,527
Prepaid expenses and other current assets	—	18,900	(18,900)	A	—		—		—
Research and development prepaid expenses	12,863	—	310	A	—		—		13,173
Prepaid credit voucher for clinical manufacturing	—	—	12,160	A	—		—		12,160
Other prepaid expenses and current assets	3,918	—	6,430	A	—		—		10,348
Total current assets	225,530	429,492	—		(24,724)		$(12,404)		617,894
Prepaid expenses and other assets, non-current	—	1,352	(1,352)	A	—		—		—
Restricted cash, non-current	1,162	544	—		—		—		1,706
Property and equipment, net	20,328	452	—		—		—		20,780
Intangible assets	—	—	—		50,784	C	—		50,784
Operating lease right-of-use assets, net	14,233	4,664	—		(328)	C	—		18,569
Other long-term assets	45	—	1,352	A	(579)	C	—		818
Total assets	$261,298	$436,504	$—		$25,153		$(12,404)		$710,551
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,473	$9,932	$—		$(490)	B	$—		$16,915
Research and development accrued expenses	34,699	4,726	—		—		—		39,425
Accrued compensation and other current liabilities	—	8,299	(8,299)	A	—		—		—
Severance liability	—	346	—		—		—		346
Other accrued expenses and current liabilities	15,733	—	7,201	A	(10,859)	B	6,501	E	18,576
Operating lease liabilities, current	2,545	—	1,098	A	1,028	C	—		4,671
Total current liabilities	60,450	23,303	—		(10,321)		6,501		79,933
Deferred revenue, non-current	2,611	—	—		—		—		2,611
Operating lease liabilities, non-current	29,335	5,970	—		(481)	C	—		34,824
Share repurchase liability	588	—	—		—		—		588
Deferred income tax liability	—	—	—		2,208	C	—		2,208
Total liabilities	92,984	29,273	—		(8,594)		6,501		120,164
Stockholders’ equity
Preferred stock	—	—	—		—		—		—
Common stock, voting	4	1	—		4	C	—		9
Common stock, non-voting	1	—	—		—		—		1
Additional paid-in capital	925,831	1,199,420	—		(962,142)	C	12,678	D	1,175,787
Accumulated other comprehensive income (loss)	(8)	19	—		(19)	C	—		(8)
Accumulated deficit	(757,514)	(792,209)	—		(13,375)	B	(12,678)	D	(585,402)
	—	—	—		1,009,279	C	(14,361)	E	—
	—	—	—		—		(4,544)	F	—
Total stockholders’ equity	168,314	407,231	—		33,747		(18,905)		590,387
Total liabilities and stockholders’ equity	$261,298	$436,504	$—		$25,153		$(12,404)		$710,551

See the accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2025

(in thousands, except share and per share data)

	Historical Alumis	Historical ACELYRIN	Transaction Accounting Adjustments	Notes	Other Adjustments	Notes	Pro Forma Combined
Revenue:
License revenue	$17,389	$—	$—		$—		$17,389
Total revenue	17,389	—	—		—		17,389
Operating expenses:
Research and development expenses	96,622	42,138	—		—		138,760
General and administrative expenses	22,295	17,717	—		—		40,012
Total operating expenses	118,917	59,855	—		—		178,772
Loss from operations	(101,528)	(59,855)	—		—		(161,383)
Other income (expense):
Interest income	2,609	4,658	—		—		7,267
Other income (expenses), net	(44)	(67)	—		—		(111)
Total other income (expense), net	2,565	4,591	—		—		7,156
Net loss	$(98,963)	$(55,264)	$—		$—		$(154,227)

Net loss per share attributable to common stockholders, basic and diluted	$(1.82)	$(0.55)				EE	$(1.48)
Weighted-average shares outstanding, basic and diluted	54,280,264	100,680,308				EE	104,046,027

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(in thousands, except share and per share data)

	Historical Alumis	Historical ACELYRIN	Transaction Accounting Adjustments	Notes	Other Adjustments	Notes	Pro Forma Combined
Operating expenses:
Research and development expenses	$265,554	$238,055	$—		$3,838	CC	$513,540
	—	—	—		6,093	DD	—
General and administrative expenses	35,200	66,809	7,116	AA	8,840	CC	126,233
	—	—	—		8,268	DD	—
Restructuring charges	—	11,394	—		—		11,394
Total operating expenses	300,754	316,258	7,116		27,039		651,167
Loss from operations	(300,754)	(316,258)	(7,116)		(27,039)		(651,167)
Other income (expense):
Gain on bargain purchase	—	—	210,811	BB	—		210,811
Interest income	12,020	31,209	—		—		43,229
Change in fair value of derivative liability	(5,406)	—	—		—		(5,406)
Other income (expenses), net	(93)	36,823	—		—		36,730
Total other income (expense), net	6,521	68,032	210,811		—		285,364
Net loss	$(294,233)	$(248,226)	$203,695		$(27,039)		$(365,803)

Net loss per share attributable to common stockholders, basic and diluted	$(10.38)	$(2.50)				EE	$(4.68)
Weighted-average shares outstanding, basic and diluted	28,341,866	99,300,282				EE	78,107,629

See the accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared by Alumis in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information reflects transaction accounting adjustments and other adjustments Alumis management believes are necessary to state fairly Alumis’ pro forma financial information for the periods indicated.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations give effect to the Merger assuming that it closed on March 31, 2025 and January 1, 2024, the first day of the earliest period presented, respectively. The transaction accounting adjustments depict the accounting for the Merger as required by accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma combined condensed financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred. The pro forma adjustments represent Alumis’ best estimates and are based upon currently available information and certain assumptions that Alumis believes are reasonable under the circumstances.

Alumis and ACELYRIN prepare their respective consolidated financial statements in accordance with U.S. GAAP. The Merger closed on May 21, 2025. The Merger will be accounted for as a business combination under the provisions of the Accounting Standards Codification Topic 805, Business Combinations, with Alumis being treated as the accounting acquirer. This determination is primarily based on a number of factors at the closing of the Merger, including: (i) which entity issued its equity interests, (ii) the fact that following the Closing Date, the holders of shares of Alumis common stock hold, in the aggregate, more than 50% of the issued and outstanding shares of Alumis common stock immediately following the Closing Date, (iii) the corporate governance structure of Alumis following the Closing Date, (iv) the senior management of Alumis following the Closing Date, and (v) the terms of the share exchange. No single factor was the sole determinant in the overall conclusion that Alumis is the acquirer for accounting purposes; rather, all factors were considered in arriving at such conclusion.

Preliminary Purchase Price Consideration

The preliminary purchase price consideration consists of Alumis’ shares of common stock issued at the Closing Date and the additional stock-based compensation related to fair value of replacement awards attributable to pre-combination services, and is calculated as follows (in thousands, except share and per share data):

Fair Value
Implied Alumis Shares of Common Stock Issued to ACELYRIN	48,653,549
Alumis closing share price as of May 21, 2025	$4.78
Consideration Transferred for Share Exchange	$232,564
Fair value of replacement awards attributable to pre-combination services	$4,719
Total Preliminary Purchase Price Consideration	$237,283

Preliminary Fair Value of Assets Acquired and Liabilities Assumed

The table below represents an allocation of the preliminary purchase price consideration to ACELYRIN’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as of March 31, 2025 (in thousands):

	Historical	Transaction Accounting Adjustments	Fair Value
Cash and cash equivalents	$58,271	$—	$58,271
Marketable securities	352,321	—	352,321
Research and development prepaid expenses	310	—	310
Prepaid credit voucher for clinical manufacturing	12,160	—	12,160
Other prepaid expenses and current assets	6,430	—	6,430
Restricted cash, non-current	544	—	544
Property and equipment, net	452	—	452
Intangible assets - In-process research and development(1)	—	50,784	50,784
Operating lease right-of-use assets, net	4,664	(328)	4,336
Other long-term assets	1,352	(579)	773
Total assets	$436,504	$49,877	$486,381
Accounts payable	$(9,932)	$—	$(9,932)
Research and development accrued expenses	(4,726)	—	(4,726)
Severance liability	(346)	—	(346)
Other accrued expenses and current liabilities	(7,201)	—	(7,201)
Operating lease liabilities, current	(1,098)	(1,028)	(2,126)
Operating lease liabilities, non-current	(5,970)	481	(5,489)
Deferred income tax liability	—	(2,208)	(2,208)
Total liabilities	$(29,273)	$(2,755)	$(32,028)
Fair value of net assets			$454,353
Preliminary purchase price consideration			(237,283)
Additional ACELYRIN transaction expenses			(6,259)
Gain on bargain purchase(2)			$210,811

(1)	In-process research and development (“IPR&D”) represents incomplete research and development projects at ACELYRIN related to its lonigutamab product candidate. The preliminary fair value of in-process research and development asset based on the present value of future discounted cash flows is $50.8 million, which are based on significant estimates. These estimates included the number of potential patients and the market price of the potential future product candidate, costs required to conduct clinical trials, future milestones and royalties payable under the acquired license agreement, costs to receive regulatory approval and potentially commercialize the potential future product candidate, as well as estimates for probability of success and the discount rate. IPR&D assets are considered indefinite lived intangible assets until the completion or abandonment of the associated R&D efforts. IPR&D assets are not amortized and transferred to developed technology until completion. At that time, Alumis will determine the useful life of the asset, reclassify it out of IPR&D assets and begin amortization. If the associated R&D effort is abandoned, the related IPR&D asset will be written off, and Alumis will record an impairment charge in the consolidated statements of operations and comprehensive loss.
(2)	Gain on bargain purchase was calculated as a difference between the total purchase price consideration and the fair value of net assets acquired. Gain on bargain purchase represents negative goodwill, which primarily relates to the market value of ACELYRIN’s common stock trading below the carrying value of net assets and the Exchange Ratio agreed at the time when the Merger Agreement was signed and not adjusted for subsequent changes in the market price of Alumis’ common stock.

The acquisition method of accounting incorporates fair value measurements that can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The fair value of the identifiable assets acquired and liabilities assumed is preliminary, pending finalization of various estimates and analyses. The excess of the estimated fair value of identified net assets acquired and liabilities assumed over the purchase consideration is recognized as a gain on bargain purchase. The gain on bargain purchase is recognized as other income in the unaudited pro forma combined statement of operations. The pro forma financial statements have been prepared based on preliminary estimates of the purchase price consideration and the fair values of net assets acquired, and the actual amounts recorded at the Closing Date of the Merger, including gain on bargain purchase, may differ materially from the information presented.

Given Alumis’ and ACELYRIN’s history of net losses and valuation allowance, management estimated an annual effective income tax rate of 0%. Therefore, the pro forma adjustments to the pro forma condensed combined statements of operations resulted in no additional income tax adjustment.

2.Pro Forma Balance Sheet Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

A.Represents reclassification of ACELYRIN historical amounts to conform to Alumis’ financial statement presentation.

(in thousands)	As Originally Reported	Reclassified for Pro Forma
Prepaid expenses and other current assets	$18,900	$—
Research and development prepaid expenses	—	310
Prepaid credit voucher for clinical manufacturing	—	12,160
Other prepaid expenses and current assets	—	6,430
Prepaid expenses and other assets, non-current	1,352	—
Other long-term assets	—	1,352
Accrued compensation and other current liabilities	(8,299)	—
Other accrued expenses and current liabilities	—	(7,201)
Operating lease liabilities, current	—	(1,098)

B.

Represents total Merger-related direct and incremental transaction costs of $24.7 million, including $0.5 million included in accounts payable, $10.8 million included in other accrued expenses and current liabilities and an additional $7.1 million and $6.3 million of estimated expenses incurred by Alumis and ACELYRIN, respectively, prior to the Closing Date.

C.

Represents the recognition of preliminary changes between the fair value of assets acquired and liabilities assumed from their historical carrying values, which include a preliminary fair value of the acquired in process research and development asset of $50.8 million, changes in the right of use assets of $(0.3) million, changes in operating lease liabilities of $(0.5) million, changes in deferred income tax liability of $(2.2) million and changes in other long-term assets of $(0.6) million related to write-off of ACELYRIN’s deferred financing costs.

Equity adjustments include the following: i) elimination of ACELYRIN’s historical equity, ii) recognition of the preliminary purchase consideration, and iii) recognition of preliminary changes between the fair value of assets acquired and liabilities assumed as discussed above and the gain on bargain purchase of $210.8 million, as discussed in Note 1 above.

	Common stock, voting					Accumulated
					Additional	other
	Alumis		ACELYRIN		paid-in	comprehensive	Accumulated
(in thousands, except share amounts)	Shares	Amount	Shares	Amount	capital	income (loss)	deficit
Elimination of ACELYRIN’s historical equity (i)	—	$—	(101,066,781)	$(1)	$(1,199,420)	$(19)	$792,209
Recognition of the preliminary purchase consideration (ii)	48,653,549	5	—	—	237,278	—	—
Elimination of ACELYRIN transaction expense (see Note B above)	—	—	—	—	—	—	6,259
Recognition of gain on bargain purchase (iii)	—	—	—	—	—	—	210,811
Pro-forma adjustment	48,653,549	$5	(101,066,781)	$(1)	$(962,142)	$(19)	$1,009,279

D.

Represents the adjustment to accumulated deficit and additional paid-in capital of $12.7 million, which includes compensation expense from acceleration and modification of stock awards of ACELYRIN employees in connection with the Merger.

E.

Represents the adjustment to accumulated deficit of $14.4 million, which includes ACELYRIN severance obligations and additional retention bonuses of $13.4 million and Alumis transition bonuses of $1.0 million. As of March 31, 2025, ACELYRIN retention bonuses and annual bonuses of $2.5 million were accrued and included in other accrued expenses and current liabilities. Alumis paid $7.9 million at the Closing Date and the remaining $9.0 million will be paid within the year from the Closing Date.

F.

Represents the $3.5 million insurance premium payment made by ACELYRIN for its directors and officers’ liability insurance policy covering the period ended on the Closing Date and the $1.0 million transaction bonus paid by ACELYRIN to its Chief Executive Officer in connection with the closing of the Merger.

3.Pro Forma Statements of Operations Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations:

AA.

Represents Alumis’ estimated incremental transaction costs of $7.1 million recorded to general and administrative expenses for the year ended December 31, 2024, to be incurred after March 31, 2025. Alumis’ transaction costs of $7.7 million were incurred and recognized as general and administrative expenses in the historical statement of operations for the three months ended March 31, 2025 and $0.1 million were incurred and recognized as general and administrative expenses in the historical statement of operations for the year ended December 31, 2024.

BB.	Represents the gain on bargain purchase of $210.8 million, calculated as the preliminary estimated amounts of net assets acquired that exceed the value of purchase price consideration transferred.
CC.

Represents additional compensation expense of $12.6 million related to acceleration and modification of stock awards of ACELYRIN employees in connection with the Merger, including $3.8 million recognized to research and development expenses and $8.8 million to general and administrative expenses for the year ended December 31, 2024. No additional compensation expense was recorded in pro forma condensed combined statements of operations for the year ended December 31, 2024 and for the three months ended March 31, 2025 related to continuing outstanding awards, as the fair value of these awards on the grant date was higher than their fair value at the Closing Date.

DD.

Represents additional compensation expense of $14.4 million, which includes ACELYRIN severance obligations and additional retention bonuses of $13.4 million and Alumis transition bonuses of $1.0 million. The total amount includes $6.1 million recorded to research and development expenses and $8.3 million recorded to general and administrative expenses for the year ended December 31, 2024.

EE.

Pro-forma weighted average number of shares outstanding, basic and diluted, for the three months ended March 31, 2025 includes 54,280,264 shares as reported by Alumis, 48,653,549 shares issued by Alumis in exchange for ACELYRIN common stock shares outstanding at the Closing Date and 1,112,214 shares issued and expected to be issued by Alumis upon the acceleration of stock awards of ACELYRIN employees in connection with the Merger.

Pro-forma weighted average number of shares outstanding, basic and diluted, for the year ended December 31, 2024 includes 28,341,866 shares as reported by Alumis, 48,653,549 shares issued by Alumis in exchange for ACELYRIN common stock shares outstanding at the Closing Date and 1,112,214 shares issued and expected to be issued by Alumis upon the acceleration of stock awards of ACELYRIN employees in connection with the Merger.

Unaudited basic and diluted pro forma net loss per share is computed by dividing pro forma net loss by the pro forma weighted average number of shares outstanding.

The following outstanding potentially dilutive securities were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented, because including them would have been anti-dilutive:

	March 31, 2025
	Historical Alumis	ACELYRIN replacement awards(1)	Pro Forma Combined
Stock options issued and outstanding	13,245,589	4,712,186	17,957,775
Unvested restricted common stock and early exercised stock options	102,950	358,654	461,604
Common stock issuable under the 2024 ESPP	158,031	—	158,031
Total	13,506,570	5,070,840	18,577,410

	December 31, 2024
	Historical Alumis	ACELYRIN replacement awards(1)	Pro Forma Combined
Stock options issued and outstanding	9,458,788	4,712,186	14,170,974
Unvested restricted common stock and early exercised stock options	149,266	358,654	507,920
Total	9,608,054	5,070,840	14,678,894

(1)	The ACELYRIN replacement awards represent Alumis’ stock options and unvested RSUs issued at the Closing Date.